UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

Bioverativ Inc.

(Exact name of registrant

as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)
001-37859		81-3461310
(Commission File Number)		(IRS Employer Identification No.)

225 Second Avenue, Waltham, Massachusetts 02451	Not Applicable
(Address of principal executive offices; Zip Code)	(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: (781) 663-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).    Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01	Entry into a Material Definitive Agreement

On June 28, 2017,  we entered into a Credit Agreement, by and among Bioverativ Inc. (the “Company”) and certain subsidiaries as borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and other lenders party thereto (collectively, the “Lenders”) (the “Credit Agreement”).

The Credit Agreement provides for a $175 million unsecured, revolving credit facility, $50 million of which was drawn at closing (collectively, the “Loans”).  The Credit Agreement also provides that, subject to satisfaction of certain conditions, we may request that the borrowing capacity under the Credit Agreement be increased by an additional $300 million. The Credit Agreement matures on June 28,  2020.

Borrowings under the Credit Agreement will be used to finance a portion of the acquisition of True North Therapeutics, Inc., which acquisition is described in Item 2.01 below, and are also available for general corporate purposes.

The Loans will bear interest, at our option, at either a base rate or a Eurocurrency rate, in each case plus an applicable margin. Under the Credit Agreement, the applicable margin on base rate loans ranges from 0.50% to 1.00% and the applicable margin on Eurocurrency loans ranges from 1.50% to 2.00%, in each case, based on our consolidated leverage ratio (the ratio of our total consolidated funded indebtedness to our consolidated EBITDA for the most recently completed four fiscal quarter period).

The Loans will be guaranteed by certain of our domestic subsidiaries.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants, including financial covenants to maintain (x) a consolidated leverage ratio of 3.00 to 1.00 (which ratio may, at the election of the Company, be increased to 4.00 to 1.00 upon consummation of a material acquisition, and which shall step down by 0.25x after each full fiscal quarter following such acquisition and return to 3.00 to 1.00 after four full fiscal quarters) and (y) consolidated interest coverage ratio (the ratio of our EBITDA to consolidated interest charges) of 3.00 to 1.00. The Credit Agreement also contains customary events of default. In the case of a continuing event of default, the administrative agent would be entitled to exercise various remedies, including the acceleration of amounts due under outstanding loans.

The foregoing description of the Credit Agreement is a summary only and is qualified in its entirety by the terms of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 28,  2017,  we completed the acquisition of True North Therapeutics, Inc. (“True North”) pursuant to an Agreement and Plan of Merger dated May 22, 2017 (“Merger Agreement”) with True North, TITN Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and the Equityholders’ Representative named therein. The Merger Agreement provided for a business combination pursuant to which Merger Sub merged with and into True North (the “Merger”).  As a result of the Merger, the separate existence of Merger Sub ceased and True North became a wholly-owned subsidiary of the Company.

Upon the closing of the Merger, Bioverativ paid merger consideration of $400 million plus assumed cash, through a combination of cash on hand and borrowings under the Credit Agreement as described in Item 2.01 below. In addition to the merger consideration paid upon closing, under the terms of the Merger Agreement, the equity holders of True North will be eligible to receive from the Company

(i) up to $375 million in regulatory and development milestone payments upon achievement of specified regulatory and development milestones and (ii) up to $50 million in sales milestone payments based on achievement of an annual net sales milestone.

The foregoing description of the Merger Agreement and the Merger is a summary only and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2017, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference. On June 28, 2017, the Company borrowed $50 million under the Credit Facility to finance a portion of the merger consideration paid in connection with its acquisition of True North.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On June 28, 2017, the Company issued a press release announcing the completion of the acquisition of True North. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference into this item.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.  The financial statements of True North required by Item 9.01(a) to this Current Report on Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information. The pro forma financial information required by Item 9.01(b) to this Current Report on Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger by and among Bioverativ Inc., True North Therapeutics, Inc., TITN Merger Sub, Inc., and the Equityholders’ Representative named therein, dated as of May 22, 2017  (incorporated by reference to Exhibit 2.1 to Bioverativ’s Current Report on Form 8-K filed May 23, 2017)*

10.1	Credit Agreement between Bioverativ Inc. and certain subsidiaries, Bank of America, N.A., as administrative agent, swing line lender and an L/C issuer, and the other lenders party thereto
99.1	Press Release issued by Bioverativ Inc. on June 28, 2017

*     The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the SEC upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVERATIV INC.

	By:	/s/Andrea DiFabio
Andrea DiFabio
Executive Vice President,
Chief Legal Officer and Secretary

Date: June 28, 2017

EXHIBIT INDEX

.
Exhibit Number	Description
2.1

Agreement and Plan of Merger by and among Bioverativ Inc., True North Therapeutics, Inc., TITN Merger Sub, Inc., and the Equityholders’ Representative named therein, dated as of May 22, 2017  (incorporated by reference to Exhibit 2.1 to Bioverativ’s Current Report on Form 8-K filed May 23, 2017)*

10.1	Credit Agreement between Bioverativ Inc. and certain subsidiaries, Bank of America, N.A., as administrative agent, swing line lender and an L/C issuer, and the other lenders party thereto
99.1	Press Release issued by Bioverativ Inc. on June 28, 2017

*     The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the SEC upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.